Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102805) pertaining to the Capital Accumulation Plan of Rochelle Foods LLC, a wholly-owned subsidiary of Hormel Foods Corporation, of our report dated April 22, 2011 with respect to the financial statements and supplemental schedule of Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended October 31, 2010.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

April 22, 2011